UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 2, 2007

Nephros, Inc.
(Exact Name of Registrant as Specified in Charter)

Commission File Number: 001-32288

Delaware	13-3971809
(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

3960 Broadway, New York, New York 10032
(Address of Principal Executive Offices)
(Zip Code)

(212) 781-5113
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On April 2, 2007, the Board of Directors of Nephros, Inc. (the “Company”) voted to amend the Company’s Code of Ethics and Business Conduct (the “Code”). Pursuant to the amendment, the Company’s employees, executive officers and non-management directors must provide the Company’s Compliance Officer with a reasonably detailed written notice prior to commencing services as a director, general partner, manager, officer or similar position with any privately held or public business entity or as an appointee to any kind of governmental or quasi-governmental agency or body, but are no longer required to obtain the Compliance Officer’s approval of any such position. This provision is intended to permit the Company to review any such proposed outside management service and the Company’s business relationship, if any, with the other entity, to assure that no conflict will exist. The amendment also effected certain technical, administrative and/or non-substantive changes to the Code.

The Code, as amended, is effective as of April 2, 2007. The foregoing summary of the amendment to the Code does not purport to be complete and is qualified in its entirety by reference to the full text of the revised Code furnished as Exhibit 14.1 hereto and incorporated by reference herein. The Code also is available on the Company's website at www.nephros.com.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

14.1 Code of Ethics and Business Conduct, effective as of April 2, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2007

                                                            NEPHROS, INC.

                                                            By: /s/ Norman J. Barta
                            Norman J. Barta
                                        Chief Executive Officer
                                        (Principal Executive Officer)